Exhibit 5.1

Kilpatrick Townsend & Stockton LLP 701 Pennsylvania Avenue NW, Suite 200 Washington, DC 20004

March 28, 2024

Sandy Spring Bancorp, Inc.

17801 Georgia Avenue

Olney, Maryland 20832

Ladies and Gentlemen:

We have acted as counsel to Sandy Spring Bancorp, Inc., a Maryland corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement registers an indeterminate amount of:

(i) debt securities of the Company, whether senior or subordinated, (collectively, “Debt Securities”);

(ii) shares of common stock, $1.00 par value, of the Company (“Common Stock”);

(iii) shares of preferred stock, $1.00 par value, of the Company (“Preferred Stock”),

(iv) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Company (“Warrants”);

(v) depositary shares representing shares of Preferred Stock (“Depositary Shares”);

(vi) purchase contracts for the purchase or sale of Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Company (“Purchase Contracts”); and

(vii) units comprised of one or more of the securities described above in any combination (the “Units”).

The Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares, Purchase Contracts, and Units are collectively referred to herein as the “Securities.”

The Debt Securities are to be issued pursuant to a senior debt indenture (the “Senior Indenture”) and a subordinated debt indenture (the “Subordinated Indenture”), as applicable, the forms of both of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”). The Debt Securities are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement.

Sandy Spring Bancorp, Inc.

March 28, 2024

We have examined: (i) the Registration Statement; (ii) the respective forms of Indentures filed as exhibits to the Registration Statement; (iii) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof; (iv) corporate proceedings of the Company relating to the registration of the Securities and related matters; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning laws other than those of the States of Maryland and New York. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We make no undertaking and expressly disclaim any duty to supplement or update our opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect this opinion and other statements expressed herein.

In addition, we have assumed that (i) the Registration Statement will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded, (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Maryland, (iii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (iv) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (v) in the case of an Indenture, Articles Supplementary, Deposit Agreement, Warrant Agreement, Unit Agreement (as each is defined below) or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein and (vi) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Sandy Spring Bancorp, Inc.

March 28, 2024

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that:

(1) With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (f) any supplemental indenture, officers’ certificate or board resolution in respect of the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company, and (g) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, any supplemental indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company.

(2) With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters, (b) there are sufficient numbers of authorized but unissued shares of Common Stock, and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

(3) With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of articles supplementary relating to such Preferred Stock (“Articles Supplementary”) conforming to the Company’s Articles of Incorporation and Bylaws and the Maryland General Corporation Law and the filing of the Articles Supplementary with the Maryland State Department of Assessments and Taxation, (b) there are sufficient numbers of authorized but unissued shares of Preferred Stock, and (c) certificates representing the shares of Preferred Stock have been duly executed,

Sandy Spring Bancorp, Inc.

March 28, 2024

countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(4) With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly authorized and validly executed and delivered, (c) the shares of Preferred Stock underlying the Depositary Shares have been duly authorized for issuance and deposited with the depositary in accordance with the applicable Deposit Agreement, and (d) depositary receipts for such Depositary Shares have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Depositary Shares, upon payment of the consideration therefor provided for therein, such Depositary Shares will constitute valid and binding obligations of the Company.

(5) With respect to any Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof; (b) the governing instruments or agreements under which the Purchase Contracts are to be issued have been duly authorized, executed and delivered by any agent named therein and the Company; (c) the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the governing instruments or agreements under which the Purchase Contracts are to be issued; and (d) such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the governing instruments or agreements under which the Purchase Contracts are to be issued and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company.

(6) With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered, and (c) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

Sandy Spring Bancorp, Inc.

March 28, 2024

(7) With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Units, upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company.

Our opinion that any document or Security is a valid and binding obligation of the Company is subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) limitation of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

This opinion is rendered to you and for your benefit solely in connection with the registration of the Securities. This opinion may not be relied on by you for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ KILPATRICK TOWNSEND & STOCKTON LLP